Board of Directors
First Commerce Corporation
March 12, 2003





     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                              Sincerely yours,

                                              BROOKS, PIERCE, MCLENDON,
                                              HUMPHREY & LEONARD, L.L.P.



                                              By: /s/Robert A. Singer
                                              ----------------------------------
                                                  Robert A. Singer